INDEX TO EXHIBITS

Exhibit Name                                      Exhibit Number
- ------------                                      --------------
Index to Exhibits (Electronic)                          99.1
Computation of Per Share Earnings                       11
Subsidiaries of Registrant                              21
Consent of Independent Auditors                         23
Financial Data Schedule                                 27